EXHIBIT 10.30
AMENDMENT TO EMPLOYMENT AGREEMENT
     Carl Thomsen (“Executive”) and Stratex Networks, Inc., formerly DMC Stratex Networks, Inc. (the “Company”), are parties to an Employment Agreement of May 14, 2002 (the “Agreement”). Executive and the Company now wish to amend the Agreement, and thus they agree as set forth below. This Amendment shall be deemed effective as of May 2, 2005.
     1. Wherever the phrase “DMC Stratex Networks, Inc.” appears in the Agreement, it is hereby deleted and replaced with “Stratex Networks, Inc.”
     2. The following is added to Paragraph 5(c)(ii) of the Agreement: “provided, however, that if you are 60 years of age or older on the date of your termination without cause, and if you have been employed by the Company for not less than three years as of the date of your termination without cause, the Company will pay the premiums necessary to continue your Company group health insurance coverage under COBRA (or to provide you with comparable health insurance coverage) until you reach the age of 65 or until you are eligible to participate in another employer’s group health insurance plan, whichever comes first;”.
     3. In Paragraph 5(c) of the Agreement, the phrase “(ii to a maximum of 18 months)” is modified to read as follows: “(ii to a maximum of 18 months, unless you are 60 years of age or older on the date of your termination/resignation and you have been employed by the Company for not less than three years as of the date of your termination/resignation, in which case the last clause of subparagraph 5(d)(ii) shall apply)”.
     4. In Paragraph 11 of the Agreement, the last sentence (“Provided, however . . .”) is hereby deleted and replaced with the following sentence: “Any arbitration conducted under this Paragraph will be pursuant to the American Arbitration Association’s (“AAA”) National Rules for the Resolution of Employment Disputes, a copy of which can be found on the AAA’s website at www.adr.org.”
     Except as modified by this Amendment, the Agreement will remain in full force and effect.

Dated: October 28, 2005	/s/ Carl Thomsen
Carl Thomsen

Dated: October 28, 2005	Stratex Networks, Inc.
	By:	/s/ Charles D. Kissner
Its: Chairman and Chief Executive Officer